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                                                                     EXHIBIT 5.1


                         Testa, Hurwitz & Thibeault, LLP
                                 125 High Street
                                Boston, MA 02110

                                                               November 17, 1999

Lionbridge Technologies, Inc.
950 Winter Street
Waltham, MA 02451

         Re: Registration Statement on Form S-8 Relating to the 1998 Stock Plan and the 1999 Employee Stock Purchase Plan (together, the "Plans")

Ladies and Gentlemen:

         We are acting as counsel for Lionbridge Technologies, Inc., a Delaware corporation (the "Company"), in connection with the registration on a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, relating to an aggregate of 5,221,274 shares of Common Stock, par value $.01 per share, of the Company issuable pursuant to the Plans (the "Shares").

         In rendering our opinion, we have examined, and are familiar with, and have relied as to factual matters solely upon, originals or copies certified, or otherwise identified to our satisfaction, of such documents, corporate records or other instruments as we have deemed necessary or appropriate for the purposes of the opinion set forth herein, including, without limitation, (a) the Plans,
(b) the Company's Second Amended and Restated Certificate of Incorporation, (c) the Company's Amended and Restated By-laws, (d) a specimen form of the certificate evidencing the Shares, and (e) the minute books and stock records of the Company.

         We are members only of the bar of the Commonwealth of Massachusetts and are not experts in, and express no opinion regarding, the laws of any jurisdiction other than the Commonwealth of Massachusetts, the United States of America and the Delaware General Corporation Law.

         Based upon and subject to the foregoing, we are of the opinion that the Shares are duly authorized and, when issued and paid for in accordance with the terms of the Plans and the terms of any agreement relating to any of the options granted thereunder, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                             Very truly yours,


                                             /s/ Testa, Hurwitz & Thibeault, LLP